Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

UTEK Corporation	Pharma-Transfer, Ltd.
WMC Communications, Ltd.	Brenda Uhlenhopp, 903-857-9157 (US)
Scott Learmouth, +44 (0) 207 591 3999 (UK)	Adam Somerset, +44 (0) 8701 904127 (UK)
John Stiles & Associates
John Stiles, 314-994-0560 (US)

UTEK Corporation Acquires Pharma-Transfer, Ltd.

A Leading U.K.- based Pharmaceutical Research Exchange

PLANT CITY, Fla. & SURREY, United Kingdom—(BUSINESS WIRE)—Dec. 16, 2004—UTEK Corporation (AMEX:UTK) and Pharma-Transfer, Ltd. announced today that UTEK has acquired the business and assets of Pharma-Transfer, Ltd., a U.K. based pharmaceutical research firm, in a stock transaction.

Pharma-Transfer, Ltd. was established in 1998 to track the research and development efforts of leading universities, research institutions and life science companies in order to locate and deliver advanced technology acquisition opportunities to corporate subscribers in the pharmaceutical industry.

Pharma-Transfer, Ltd. currently has over 3,000 research and development opportunities in its database, ranging from early stage, pre-patented, pre-clinical and clinical research to finished products and enabling technologies.

According to Stephen Scholefield, CEO of Pharma-Transfer, Ltd., “We are very enthusiastic about the opportunity to grow and expand our services and client-base with UTEK Corporation. We believe that they are building the world’s leading technology-transfer business and we are glad to participate as part of their European expansion.”

Clifford M. Gross, Ph.D., UTEK’s Chairman and CEO stated, “The Pharma-Transfer acquisition will allow us to further serve our clients by continuing to add valuable life science technology acquisition opportunities to supplement our existing, widely-used on-line exchanges - TechEx and UVentures. Together, these intellectual capital exchanges form one of the largest and most comprehensive multiple listing services for identifying new discoveries in every area of science and technology. As part of our mission to become a world-leader in technology-transfer, it is necessary that we have a robust and diversified supply of new technologies for our customers to license. The Pharma-Transfer acquisition assists us in achieving this goal. In addition, we believe that this acquisition will further strengthen our UK business, UTEK-Pax, Ltd., which this year celebrates its 26th anniversary of providing technology-transfer services.”

About UTEK Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK is the only company that facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®. UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. For more information about UTEK, please visit its website at www.utekcorp.com.

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About Pharma-Transfer, Ltd.

Pharma-Transfer, Ltd., provides corporations with a comprehensive database consisting of global pharmaceutical research and development information. The information is provided in concise abstracts, summarizing drug development programs and innovations available for license from commercial and academic research groups around the world. For more information about Pharma-Transfer, Ltd., please visit its website at www.Pharma-Transfer.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK or Pharma-Transfer, Ltd. “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s or Pharma-Transfer, Ltd.’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or Pharma-Transfer, Ltd. as appropriate, and the market valuation of UTEK’s stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK and Pharma-Transfer, Ltd. believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and Pharma-Transfer, Ltd. do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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